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EXHIBIT 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                               THREE MONTHS ENDED
                                            ------------------------
                                              3/31/03      3/31/02
                                            -----------  -----------
                                             (DOLLARS IN THOUSANDS
                                             EXCEPT PER SHARE DATA)
BASIC EARNINGS PER SHARE(1):
 Net income...............................  $   147,491  $   142,485
                                            ===========  ===========
 Weighted average common shares
  outstanding.............................  224,997,398  231,684,629
                                            ===========  ===========
 Basic earnings per share.................  $       .66  $       .61
                                            ===========  ===========
DILUTED EARNINGS PER SHARE(1):
 Net income...............................  $   147,491  $   142,485
                                            ===========  ===========
 Weighted average common shares
  outstanding.............................  224,997,398  231,684,629
 Add common stock equivalents for
  shares issuable under stock option plans    5,463,449    6,537,305
                                            -----------  -----------
 Weighted average common and common
  equivalent shares outstanding...........  230,460,847  238,221,934
                                            ===========  ===========
 Diluted earnings per share...............  $       .64  $       .60
                                            ===========  ===========

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(1) Restated to reflect the 5% stock dividend issued September 30, 2002.

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